                                                                  EXHIBIT (n)(2)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings New Jersey Insured Fund III, Inc.

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-68433 of our report dated January 22, 1999 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
January 26, 1999